EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D as amended to date, with respect to the shares of Common Stock, par value $.25 per share, of  Pro-Dex, Inc., and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and further agree that this Agreement of Joint Filing be included as an Exhibit to such joint filing.

This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Date:           June 27, 2012

AO PARTNERS I, L.P. By: AO PARTNERS, LLC General Partner By: /s/ Nicholas J. Swenson Nicholas J. Swenson Managing Member
AO PARTNERS, LLC By: /s/ Nicholas J. Swenson Nicholas J. Swenson Managing Member
GLENHURST CO. By: /s/ Nicholas J. Swenson Nicholas J. Swenson Chief Executive Officer

CUSIP No. 74265M205

FARNAM STREET PARTNERS, L.P. By: FARNAM STREET CAPITAL, INC. General Partner By: /s/ Raymond E. Cabillot Raymond E. Cabillot Chief Executive Officer

FARNAM STREET CAPITAL, INC. By: /s/ Raymond E. Cabillot Raymond E. Cabillot Chief Executive Officer

By: /s/ Nicholas J. Swenson Nicholas J. Swenson
By: /s/ Raymond E. Cabillot Raymond E. Cabillot
By: /s/ William James Farrell III William James Farrell III

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